EXHIBIT 10.3

                             AGREEMENT OF PURCHASE AND SALE


     THIS AGREEMENT OF PURCHASE AND SALE ("Agreement") is dated for reference purposes November 24, 1997, and is made and entered into by and between MICHAEL D. DOLLAGHAN, an individual ("Seller"), and XILINX, INC., a Delaware corporation ("Buyer").

1.    PROPERTY.
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1.1     SITE PLAN. Seller is the owner of the real property situated in the
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City of Longmont, Boulder County, State of Colorado, containing approximately
58.81 acres, which property is commonly known as the Gateway Center and is labeled "Property" and outlined in RED on the site plan attached hereto as Exhibit A and made a part hereof (the "Property").
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1.2     LEGAL DESCRIPTION.  The legal description of the Property is attached
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to the site plan as Exhibit A-1.  Such description shall be used in the Deed.
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1.3     WATER RIGHTS.  Seller is also the owner of two (2) shares in the Union
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Reservoir Company (the "Water Rights").

2.    TOTAL PURCHASE PRICE;  DEPOSIT.
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2.1     TOTAL PURCHASE PRICE.  The purchase price for the Property and the
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Water Rights is SIX MILLION FOUR HUNDRED THOUSAND DOLLARS ($6,400,000) (the
"Total Purchase Price"). The Total Purchase Price shall be payable in part by the Deposit, with the balance payable at the Closing in immediately available U.S. funds.

2.2     DEPOSIT.
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2.2.1     Within five (5) days after the execution of this Agreement, Buyer shall deliver to Escrow Agent by check or draft the sum of FIVE HUNDRED THOUSAND DOLLARS ($500,000) as a deposit towards the Total Purchase Price (said deposit, together with any interest thereon, is referred to in this Agreement as the "Deposit"). The Deposit shall be invested by Escrow Agent in an interest-bearing liquid bank or money market account approved by Seller and Buyer. The Deposit shall be applied towards the Total Purchase Price and/or shall be released from Escrow in accordance with this Agreement.

2.2.2     In the event that Buyer terminates this Agreement under Section 4.1,
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the Deposit shall be refunded to Buyer.  In the event that Buyer does not terminate this Agreement on or before December 8, 1997, the Deposit shall be deemed earned by Seller on account of Seller's obligations hereunder prior to the Closing and shall be non-refundable to Buyer except for default of Seller and except as otherwise specifically provided herein.

3.    ESCROW; TITLE.
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3.1     ESCROW.  Longmont Title Company, 850 23rd Avenue, Suite E, Longmont,
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Colorado 80501 ("Escrow Agent") shall hold the Deposit and shall be the
closing agent as provided for herein.   Buyer and Seller shall each from time
to time execute whatever instructions to the Escrow Agent as are reasonably requested by the other to cause the Escrow Agent to hold and disburse the Deposit in accordance with this Agreement. At the Closing, Escrow Agent shall act as the closing agent for the Property and shall conduct the Closing in accordance with its normal practices and any specific instructions executed jointly by Buyer and Seller. Escrow Agent's services as closing agent shall include the recording of the Deed and any other documents which require recording at the Closing.

3.2     TITLE COMMITMENT.  A current title commitment, together with legible
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copies of all record documents referred to in Schedule B thereto (together the
"Title Commitment") of the Property has already been issued to Buyer by First American Title Insurance Company (the "Title Company"), through the Escrow Agent.

3.3     SURVEY.  Buyer acknowledges receipt of a copy of the survey previously
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prepared on the Property for Seller.  Buyer shall proceed promptly with any additional work required to convert Seller's existing survey into an ALTA survey of the Property (the "Survey") meeting Buyer's requirements and shall cause the Survey to be completed on or before December 8, 1997.

3.4     TITLE DEFECTS.  On or before December 4, 1997, Buyer shall give Seller
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notice of all title defects shown in the Commitment which are not accepted by
Buyer as Permitted Exceptions and shall notify Seller at the earliest practical time of any defects or exceptions shown by the Survey which are not accepted by Buyer as Permitted Exceptions. Any and all exceptions affecting all or any portion of the Property disclosed by the Commitment (as exceptions, requirements, or otherwise) which are not the subject of a notice from Buyer to Seller given within the applicable period of time, shall be deemed accepted by Buyer as Permitted Exceptions and shall be listed in the deed as exceptions to the warranty of title contained in the Deed. In the event Buyer notifies Seller of any title defects shown by the Commitment or the Survey which are not accepted, and have not previously been accepted, by Buyer as Permitted Exceptions, Seller may cure such defects in a manner reasonably acceptable to Buyer; provided that Seller shall not be obligated hereby to cure any such defects or to incur any expense in connection with any such cure. For purposes hereof, a title defect or exception shall be deemed cured if the Title Company deletes the defect from the Title Commitment. If each of the defects objected to by Buyer has not been cured on or before December 8, 1997, Buyer may, by written notice delivered to Seller on or before December 8, 1997, either (a) terminate this Agreement or (b) waive such defects and accept the same as Permitted Exceptions. In the event Buyer does not notify Seller of its decision to terminate or waive on or before December 8, 1997, Buyer shall be deemed to have waived its objection to such defects and to have accepted such defects as Permitted Exceptions and shall be deemed to have waived and accepted as Permitted Exceptions any defects and exceptions shown by the Survey, even if not previously made the subject of a notice to Seller.

3.5     SUBSEQUENT TITLE DEFECTS.  If this Contract continues in effect after
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December 8, 1997, and any update or endorsement to the Title Commitment discloses defects or exceptions (the "New Exceptions") which were not disclosed to Buyer before noon on December 8, 1997 and which are not Permitted Exceptions and Buyer objects to any such New Exceptions, Buyer shall give Seller notice of the New Exceptions to which Buyer objects promptly, and in any event, within five business days after the receipt of the update or endorsement to the Title Commitment first disclosing such New Exceptions. Any and all New Exceptions affecting all or any portion of the Property disclosed by any such update or endorsement to the Commitment (as exceptions, requirements, or otherwise) which are not objected to by Buyer in such a notice from Buyer to Seller given within the applicable period of time shall be deemed accepted by Buyer as Permitted Exceptions and shall be listed in the Deed as exceptions to the warranty of title contained in the Deed. In the event Buyer notifies Seller of any New Exceptions shown by the Commitment or by the Survey which are not accepted, and have not previously been accepted, by Buyer as Permitted Exceptions, Seller may cure such New Exceptions in a manner reasonably acceptable to Buyer; provided that Seller shall not be obligated hereby to cure any such defects or to incur any expense in
connection with any such cure.    For purposes hereof, a New Exception shall
be deemed cured if the Title Company deletes the same from the Title
Commitment.   If each of the New Exceptions so objected to by Buyer has not been cured on or before the Closing, Buyer may, by written notice delivered to Seller on or before the Closing, either (a) terminate this Agreement or (b) waive such New Exceptions and accept the same as Permitted Exceptions. If Buyer does not notify Seller of its decision to terminate or waive at or before the Closing, Buyer shall be deemed to have waived its objection to such New Exceptions and to have accepted such New Exceptions as Permitted Exceptions.

3.6     DEEDS OF TRUST.  Notwithstanding any other provision of this
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Agreement, Seller shall be required to cause to be released from the Property at or before the Closing the two deeds of trust (the "Deeds of Trust") encumbering the Property for the benefit of Colorado Community First State Bank recorded on March 17, 1997, as Reception No. 1683715 and recorded on February 7, 1996, as Reception No. 1583215, and Buyer shall not be required to give Seller notice of the Deeds of Trust to require Seller to release the Deeds of Trust and the failure to give any such notice or to terminate this Agreement shall not render the Deeds of Trust to be Permitted Exceptions. Seller may use the proceeds of the Closing to pay off and/or release the Deeds of Trust and the loan(s) secured thereby.

3.7     TITLE.  At the Closing, Seller shall convey to Buyer marketable and
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insurable fee simple title to the Property, subject to the Permitted
Exceptions, by general warranty deed (the "Deed").   Promptly after the
Closing, Seller shall cause Escrow Agent to issue the standard ALTA Owner's Extended Coverage Policy of Title Insurance ("Title Policy") of First American Title Insurance Company pursuant to the Title Commitment, insuring marketable fee simple title to the Property in Buyer, subject only to the Permitted Exceptions, in the full amount of the Total Purchase Price. The "Permitted Exceptions" shall mean only (i) the standard printed exceptions contained in the Title Policy, except for the standard printed exceptions for mechanic's and materialmen's liens not of record and not created by, through, or under Buyer, and for bankruptcy or insolvency claims, which shall be removed, (ii) a lien to secure payment of real property taxes not delinquent, (iii) matters affecting the condition of title created by, through, or under Buyer or with the written consent of Buyer, and (iv) exceptions which are disclosed by the Title Commitment and Survey and which are approved or deemed approved by Buyer in accordance with Section 3.4 or Section 3.5.
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3.8     CLOSING DATE.  The closing (the "Closing") of the sale of the Property
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and the Water Rights from Seller to Buyer (the "Closing Date") shall be
January 15, 1998, or such earlier date (which shall not, without Seller's consent, which Seller may withhold in his discretion, be before January 1,
1998) as Buyer shall specify by notice to Seller given at least three business days before such earlier Closing Date. Notwithstanding the foregoing provisions of this Section 3.8, in the event of damage to the Property of the
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type which would give Buyer the right to terminate under Section 6.1, the
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Closing Date shall be extended until the tenth day after the occurrence of such damage; provided that the Closing Date shall not, in any event, be extended under this Section 3.8 beyond January 26, 1998.
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3.9     PRORATIONS;  ESCROW EXPENSES.  Rents and water charges, if any, and
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real property taxes for the year of the Closing shall be prorated as of the
Closing Date.  Other charges and costs shall be allocated as follows:   If the
Property is subject to any special improvement district, for improvements completed or partially completed prior to the execution and delivery of this
Agreement, Seller shall pay the same at or before the Closing.   Seller shall
pay the costs of releasing and recording the releases of the Deeds of Trust and the premium for the Title Policy (excluding any premium for ALTA extended coverage and any costs of any special endorsements). Buyer shall pay any document preparation fees, the documentary transfer tax, any premium for ALTA extended coverage and any costs of special endorsements and the cost of recording the Deed. Buyer and Seller shall each pay one-half of the Escrow fee.

4.    PURCHASE CONDITIONS.
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4.1     INSPECTION PERIOD.  Buyer shall have until December 8, 1997 to
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evaluate the Property for its purposes and to determine whether the Property is suitable for Buyer's use. Buyer may (i) terminate this Agreement for any reason by notice given to Seller at any time on or before 5:00 p.m. Denver time on December 8, 1997, or (ii) elect to proceed, in which event Buyer's
right to terminate under this Section 4.1 shall be waived.    In order to
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elect to proceed, Buyer shall be required to give notice to Seller and the
Escrow Agent, on or before December 8, 1997, that it has elected to proceed and that its right to terminate under this Section 4.1 has been waived. If
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Buyer fails to elect either to terminate or to proceed, Buyer shall be deemed to have elected to terminate this Agreement. Buyer's determination to proceed and not to terminate shall waive any cause of action Buyer may have against Seller for breach of this Agreement.

4.2     EFFECT OF TERMINATION.  In the event that Buyer terminates this
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Agreement in accordance with any of Sections 3.4, 3.5, 4.1, 5.3, or 6.1, (i)
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Buyer shall deliver to Seller all copies of the Survey, if a Survey has then been obtained by Buyer, copies of all reports, studies, and tests prepared by or for Buyer relating to the physical characteristics of the Property, (ii) the Deposit shall be paid to Seller or Buyer as otherwise provided in this Agreement, and (iii) both parties shall thereupon be relieved of all further obligation hereunder, except for any obligations of Buyer arising under any of Sections 3.1, 5.2.2, 7.1, 7.3, 10.6, 13.1, 13.3, 13.7, or 13.8, all of which
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shall continue in full force and effect and shall be enforceable by Seller by all remedies available at law or in equity, and except for any obligations of Seller under Sections 3.1, 7.3, 10.6, 13.1, and 13.3, all of which shall
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continue in full force and effect and be enforceable by Buyer by all remedies available at law or in equity.


5.    REPRESENTATIONS AND WARRANTIES.
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5.1     REPRESENTATIONS AND WARRANTIES   Seller hereby represents and warrants
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to and from the benefit of Buyer as follows:

5.1.1 To Seller's Knowledge, there are no, and Seller has received no notification of any, suits (including, without limitation, condemnation or eminent domain proceedings or actions), hearings, governmental investigations or other legal proceedings (collectively "Proceeding") pending or threatened against Seller, before any court or governmental department or agency in any way relating to the Property. As used herein, the term "Proceeding" shall not include any proceedings to obtain zoning, annexation, or other governmental approvals with respect to the Property which do not involve the possibility of
claims for liability or damages against Seller or the Property.   To Seller's
Knowledge, there is no pending or threatened proceeding in eminent domain relating to or affecting the Property. Seller has not received any offer ("Offer") from any public or quasi-public authority, having powers of eminent domain over the Property, to purchase or acquire the Property or any portion thereof or interest therein which might lead to a proceeding in eminent domain with respect to the Property. Seller has received no notification ("Notification") that Seller is subject to or in default with respect to, any order, writ, injunction or decree of any court or governmental department or agency directed specifically to Seller relating to the use of the Property. Seller shall give Buyer immediate written notice of any Proceeding, Offer or Notification which may occur prior to the Closing.

5.1.2 Seller is not the subject of any insolvency or bankruptcy proceedings at law or in equity or otherwise, the result of which might affect title to the Property or the right of Seller to transfer and convey, or cause to be transferred and conveyed, the Property to Buyer.

5.1.3 There are no leases, subleases or licenses or occupancy agreements of any kind affecting the Property, other than leases made by Seller to family members in connection with the formation of a business improvement district affecting the Property (the "BID"), all of which shall be terminated at or before the Closing.

5.1.4 Seller has full right, power and authority to enter into this Agreement and to transfer and convey title to the Property to Buyer and to consummate all transactions contemplated hereby.

5.1.5 Seller has previously disclosed to Buyer or shall, on or before November 26, 1997, disclose to Buyer in writing, any and all defects in the physical condition of the land underlying the Property which are within Seller's Knowledge and which would materially and adversely impair the normal development of the Property in the ordinary course.

As used herein, "Seller's Knowledge" shall mean Seller's actual knowledge as of the date hereof without any obligation to make further inquiry.

5.2     BUYER REPRESENTATIONS AND WARRANTIES.  Buyer hereby represents and
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warrants to and for the benefit of Seller, as follows:

5.2.1 Buyer shall use due diligence in satisfying each of the conditions in this Agreement which were created for Buyer's benefit. In addition, Buyer shall use due diligence in attempting to close the transaction at the earliest possible date.

5.2.2 Buyer shall not allow the creation of any mechanic's liens on the Property as the result of the activities of Buyer, its employees, agents, servants, representatives or contractors on the Property. Buyer agrees to immediately take steps to remove any mechanic's lien filed against the Property as the result of its activities, and to indemnify, defend and hold Seller harmless from damages arising to Seller or its Property as a result of such liens, including attorneys' fees.

5.3     CERTIFICATE AT CLOSING.  At the Closing, Seller shall deliver to Buyer
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a written certificate (the "Certificate") certifying to Buyer, as of the date of the Closing, with such modifications and exclusions as shall be necessary to make the Certificate accurate when given, the accuracy of the matters represented and warranted to in Sections 5.1 and 12.3, except that, as used in
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the Certificate, "Seller's Knowledge" shall mean as of the Closing Date.  If the Certificate delivered by Seller at the Closing modifies or excludes any of such matters, Buyer may either (i) terminate this Agreement or (ii) accept the Certificate in the form delivered by Seller. If Buyer proceeds to close, Buyer shall be deemed to have elected the option described in clause (ii) above. By accepting the Certificate at the Closing, Buyer shall be deemed to have waived, released, and forever relinquished any and all claims or causes of action arising under the warranties and representations contained in Sections 5.1 and 12.3 but not those contained in the Certificate. Any and all
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claims or causes of action under the Certificate shall be asserted or commenced by Buyer within one year after the date of the Closing and any and all claims or causes of action under the Certificate which are not asserted or commenced within such period of time shall be deemed waived, released, and forever relinquished by Buyer.

5.4     PROPERTY SOLD AS IS.  Except for the warranties and representations
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set forth in Sections 5.1 and 12.3, as restated in the Certificate, Buyer is
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relying upon its own inspection of the Property to evaluate the condition of the Property and the suitability of the Property for Buyer's intended use and development. Except as specifically set forth in Sections 5.1 and 12.3, (i)
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Buyer understands and agrees that the Property will be sold and conveyed to
Buyer hereunder as is, without any representation or warranty by Seller of any kind or nature whatsoever, and Buyer hereby acknowledges that Seller hereby disclaims any and all express or implied warranties regarding the Property or the condition thereof, including, without limitation, the fitness of the Property for any particular purpose and (ii) Buyer shall have no remedy or cause of action whatsoever, and Buyer hereby waives any remedies and causes of action otherwise available, against Seller arising from or in any way related to the condition of the Property. Seller shall have no obligation to improve or otherwise alter any portion of the Property from its current condition in any manner whatsoever.

6.    RISK OF LOSS.
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6.1     RISK OF LOSS.  Seller shall give Buyer prompt notice of any material
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or substantial damage to the Property which occurs after the date hereof.  If, prior to the Closing, the Property is totally damaged or suffers such material and substantial damage that it cannot thereafter reasonably be used for the purposes for which Buyer intends to use it, Buyer shall have the option, which shall be exercised within ten (10) days after receipt of notice from Seller of such damage or destruction, either (1) to accept the Property in its damaged condition, in which event any insurance proceeds payable to Seller shall be assigned to Buyer, or (2) to terminate this Agreement. Failure of Buyer to terminate within such period shall be deemed to be the election of the alternative set forth in clause (1), not to terminate and to continue this Agreement in full force and effect.

7.    TESTS; DOCUMENTS; CONSULTANTS.
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7.1     TESTS.  During the Escrow period, Buyer and its employees, agents,
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servants, representatives and contractors may enter upon the Property at reasonable times and in a reasonable manner for purposes of making or performing, at Buyer's expense, such borings, surveys, engineering studies, soil tests and studies, environmental sampling and/or tests (collectively "Tests"), as Buyer deems necessary or advisable; provided, however, that (i) all such Tests conducted on the Property shall be undertaken in a safe, workmanlike and reasonable manner, and (ii) Buyer shall substantially restore the property which may be disturbed to its condition prior to such Tests. Prior to entering upon the Property, Buyer shall notify Seller of the date, time, duration and purpose of such entry. Buyer agrees to indemnify, defend and hold Seller and Property harmless from any and all damages, claims, liabilities or costs arising from the activities of Buyer, its employees, agents, servants, representatives or contractors on the Property, including
attorneys' fees.   Buyer shall pay for all work performed on the Property by
Buyer, or at Buyer's instance or request, as and when such payments are due and shall remove at Buyer's expenses within fifteen days after notice thereof is given to Buyer any mechanic's and other liens filed against the Property on account of any activities on the Property by Buyer or anyone acting at Buyer's instance or request.

7.2     DELIVERY OF DOCUMENTS.  To the extent such items are in the possession
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and/or control of Seller, Seller shall deliver or make available to Buyer for inspection within two (2) days after the execution and delivery of this Agreement copies of all documents relating to the Property such as existing surveys, soils reports, permits, annexation documents, applications to governmental agencies, site plans and tentative parcel maps. Seller makes no representation or warranty as to the accuracy or completeness of any of the above items. Seller agrees to instruct all of its contractors and agents to fully cooperate with Buyer and its agents in connection with Buyer's inspections.

7.3     CONSULTANTS.  Seller currently has engaged the consultants (the
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"Consultants") listed on Exhibit B attached hereto and by this reference made
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part hereof who are working with respect to the Property.   Seller shall be
responsible for payment of all fees and disbursements of the Consultants incurred in connection with such work on or before December 8, 1997. Buyer shall be responsible for the payment of all fees and disbursements incurred by
the Consultants for such work from and after December 9, 1997.   At Buyer's
request, Seller shall assign the contracts Seller has with the Consultants to Buyer on December 9, 1997; provided that, if, for any reason, Buyer does not close the purchaser of the Property hereunder, Buyer shall, at Seller's request, assign to Seller, upon the termination of Buyer's right to purchase the Property, such contracts and all work done thereunder.

8.    CLOSING.  The closing of the sale of the Property and Water Rights from
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Seller to Buyer (the "Closing") shall take place on the Closing Date at 10:00
a.m., Denver time, in the offices of the Title Company.  At the Closing:

8.1 The parties shall execute instructions to the Escrow Agent to pay the Deposit to Seller, the Deposit shall be paid to Seller, and the Deposit shall be credited against the Purchase Price and paid to Seller.

8.2 Buyer shall pay the balance of the purchase price, as adjusted for prorations, in immediately available U.S. funds acceptable to Seller.

8.3 General ad valorem real property taxes on the Property for the year of the Closing, based on the actual taxes for the preceding year, shall be prorated to the date of the Closing. Such proration shall be final.

8.4 Seller shall (i) endorse to Buyer the certificates for the Water Rights and, as to any of the certificates which are in the name of Constance Dollaghan, also known as Constance E. Dollaghan, cause her to endorse to Buyer the certificates for the Water Rights, (ii) deliver the certificates for the Water Rights to Buyer, (iii) execute and/or deliver to Buyer any other documents required to transfer the Water Rights to Buyer, and (iv) take any other actions required to effect the transfer of the Water Rights to Buyer.

8.5 Seller shall convey the Property to Buyer by the Deed. The Deed shall specifically provide that it is subject to all matters of record. Seller shall cause the Deeds of Trust to be released and shall cause the leases on the Property referenced in Section 5.1.3 to be terminated and surrendered.
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8.6     Seller shall deliver the Certificate to Buyer.

8.7 Seller shall execute and deliver to the Escrow Agent an affidavit and agreement, protecting the Escrow Agent against mechanic's liens arising for work done at the instance of Seller.

8.8 Buyer shall execute and deliver to the Escrow Agent an affidavit and agreement, protecting the Escrow Agent against mechanic's liens arising for work done at the instance of Buyer.

8.9 Buyer and Seller shall each execute and deliver such certificates as shall be necessary with respect to withholding taxes and similar items.

8.10 Seller shall cause the Escrow Agent to deliver to Buyer the Escrow Agent's unconditional written undertaking (which shall be in form approved by both Buyer and Seller) to issue to Buyer its standard form owner's policy (the "Owner's Policy") insuring title to the Property in Buyer in the amount of the Purchase Price, subject only to the Permitted Exceptions.

8.11 Seller shall assign to Buyer all right, title, and interest in all studies, reports, and other documents developed by third parties for Seller relating to the Property.

8.12 The parties shall each do or cause to be done such other matters and things as shall be necessary to close the transaction contemplated herein.

9.    TAX-DEFERRED EXCHANGE.  Seller may elect to close the sale of the
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Property through one or more exchanges qualifying for tax-deferred treatment under Section 1031 of the Internal Revenue Code through a qualified intermediary as provided for in Treasury Regulation Section 1.1031(k)-1(g). Buyer shall cooperate with Seller in all ways reasonably requested by Seller to assist Seller in effecting any such exchange so long as Buyer is not thereby subjected to any liability or risk of liability and is not required to bear any additional cost or expense. Seller shall indemnify Buyer against all costs and liabilities incurred in so cooperating with Seller to satisfy the requirements of Section 1031. Buyer shall not have any responsibility to Buyer for the tax effect of any such exchange effected by Buyer.

10.   ENFORCEMENT.
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10.1     SELLER'S REMEDIES.  If Buyer fails to close the purchase of the
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Property and Water Rights on the Closing Date (except for Seller's failure to convey or any other material and substantial default by Seller which has not been cured as of the Closing), and such failure continues uncured for two business days after Seller gives Buyer notice thereof, Seller, as its sole and exclusive remedy for Buyer's failure to close, may terminate this Agreement by written notice to Buyer and Escrow Agent. Upon such termination, the Escrow Agent shall pay the Deposit to Seller and Seller shall be entitled to retain
the Deposit as liquidated damages for Buyer's failure to close.   In no event
shall Buyer be liable for specific performance or for consequential damages for Buyer's failure to close the purchase of the Property and Water Rights. Nothing contained herein shall be construed as limiting Seller's remedies for any failure of Buyer to perform its obligations under any of Sections 3.1,
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5.2.2, 7.1, 7.3, 10.6, 13.1, 13.3, 13.7, or 13.8.

10.2     BUYER'S REMEDIES.  If Seller fails to close the conveyance of the
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Property and Water Rights to Buyer at the Closing (except for Buyer's failure to close or any other material and substantial default by Buyer) and such failure continues uncured for two business days after Buyer gives written notice of such failure to Seller, in addition to whatever other remedies are available to Buyer at law or in equity, including the right to have specific performance of this Agreement, Buyer may terminate this Agreement by written notice to Seller. Upon such termination, the Deposit shall be paid to and retained by Buyer and except for Buyer's obligations under any of Sections 3.1
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5.2.2, 7.1, 7.3, 10.6, 13.1, 13.3, 13.7, or 13.8, Buyer shall be relieved of all further obligations under this Agreement.

10.3     REMEDIES CUMULATIVE.  All remedies permitted or available to Buyer
         -------------------
hereunder, or at law, or in equity, or by statute, shall be cumulative and not alternative.

10.4     NO WAIVER.  No waiver by either party of any default under this
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Agreement by the other party shall be effective or binding upon such party unless given in the form of a written instrument signed by such party, and no such waiver shall be implied from any omission by such party to take action with respect to such default. No express written waiver of any default shall affect any other default or cover any period of time other than the default and/or period of time specified in such express waiver. One or more written waivers of any default under any provision of this Agreement shall not be deemed to be a waiver of any subsequent default in the performance of the same provision or any other term or provision contained in this Agreement.

10.5     GOVERNING LAW.  This Agreement shall be governed and enforced by, and
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construed in accordance with the laws of the state in which the Property is located.

10.6     ATTORNEYS' FEES.  In the event either party hereto finds it necessary
         ---------------
to employ legal counsel or to bring an action at law or other proceedings against the other party to enforce any of the terms, covenants or conditions hereof, the prevailing party in such action or proceeding shall be paid all reasonable attorneys' fees, as determined by the court and not the jury, and in the event any judgment is secured by such prevailing party, all such attorneys' fees shall be included in any such judgment in such action or proceedings.

11.    NOTICES.
       -------

11.1     NOTICES.  All notices and other communications provided for herein
         -------
shall be in writing. Notices may be given by hand delivery, by successful telecopy transmission, by commercial courier service, or by United States certified or registered mail, to the parties at their respective addresses as follows:

If to Seller:     Michael D. Dollaghan
                  7001 Rozena Road
                  Longmont, CO  80503
                  (303) 776-7140
                  Fax: (303) 776-2557

                  James E. Culhane, Esq.
                  Davis, Graham & Stubbs LLP
                  370 17th Street, Suite 4700
                  Denver, Colorado  80202
                  (303) 892-9400
                  Fax:  (303) 893-1379

If to Buyer:      Xilinx, Inc.
                  2100 Logic Drive
                  San Jose, CA  95124
                  Attention:  Forrest James
                  (408) 879-5335
                  Fax: (408) 879-6535

                  Xilinx, Inc.
                  2100 Logic Drive
                  San Jose, CA  95124
                  Attention: David Granoff
                  (408) 879-4722
                  Fax: (408) 377-6137

The foregoing addresses may be changed by written notice given pursuant to provisions of this Section. All notices shall be deemed effective when received, or if receipt is frustrated by the recipient, when tendered.

As a courtesy, but not as a requirement to effect valid delivery of a notice, notices shall also be given at the following addresses:

If to Seller:

                  The Prudential LTM, Realtors
                  203 S. Main Street
                  Longmont, CO  80501
                  Attn: Ken Kanemoto
                  Phone:
                  Fax:

                  Larry Green & Associates
                  10552 Mooring Road
                  Longmont, CO  80501
                  Attn: Larry Green
                  Phone:
                  Fax:

If to Buyer:

                  Colorado Group
                  3434 47th Street, Suite 220
                  Boulder, CO  80301
                  Attn: Gary Aboussie
                  (303) 449-2131
                  Fax: (303) 449-8250

12.    ENVIRONMENTAL PROVISIONS.
       ------------------------

12.1     HAZARDOUS MATERIALS.  For the purposes of this Agreement, the term
         -------------------
"Hazardous Materials" shall mean any hazardous or toxic substance, material or waste, including without limitation petroleum oil and its fractions, as defined by any federal, state or local law, regulation or ordinance.

12.2     ENVIRONMENTAL HISTORY AND REPORTS.  To the extent such items are in
         ---------------------------------
the possession and/or control of Seller, and to the extent that Seller may not have already done so, Seller shall furnish to Buyer within two (2) days after execution of this Agreement, true, accurate, and complete copies of all sampling and test results obtained from all environmental and/or health samples and tests taken at or around the Property and property adjacent thereto by, or on behalf of or otherwise delivered to Seller.

12.3     REPRESENTATIONS AND WARRANTIES.  Seller has delivered to Buyer a copy
         ------------------------------
of the Phase I environmental Assessment prepared by Empire Laboratories, Inc., dated April 26, 1993, and a letter dated October 15, 1997 from Terracon Consultants Western, Inc. Except as noted in such report and letter, Seller hereby represents, warrants and covenants to Buyer that Seller has no actual knowledge, without an obligation of inquiry, of (i) any underground storage tanks, PCB containing or contaminated equipment, or asbestos containing construction materials on the Property, (ii) any unlawful handling, transportation, storage, treatment or usage of Hazardous Materials that has occurred on the Property, (iii) any leaks, spills, release, discharge, emission or disposal of Hazardous Materials into or upon the Property or property adjacent thereto, or of any migration of Hazardous Materials into or upon the Property from adjacent property (collectively "Hazardous Discharge"), or (iv) any complaint, order, directive, citation or other notice (collectively "Environmental Notice") by any governmental authority or any other person or entity with regard to the matters set forth in above in this
Section 12.3.
------------

12.4     NOTICE.  Seller shall give Buyer immediate written notice of any
         ------
Hazardous Discharge or Environmental Notice which may occur, of which Seller has actual knowledge, whether before or after the execution and delivery of this Agreement.

13.    GENERAL PROVISIONS.
       ------------------

13.1     BROKER'S COMMISSION.  Seller represents and warrants to Buyer and
         -------------------
Buyer represents and warrants to Seller that neither has used any broker, agent, finder or other person in connection with the transaction contemplated hereby to whom a brokerage or other commission or fee may be payable, other than The Prudential LTM, Realtors and Larry Green & Associates, as Seller's brokers, and the Colorado Group, as Buyer's broker. At the Closing, Seller shall pay to Seller's brokers the commission payable under Seller's separate agreement with Seller's brokers. Seller's brokers shall pay a portion of that commission to Buyer's broker in accordance with a separate agreement between Buyer's and Seller's brokers or, if none, in accordance with normal commission sharing practices. Both Buyer's broker and Seller's brokers agree to accept such payments in full satisfaction for all services rendered in connection with the transaction contemplated hereby and in connection with the Property and Water Rights. Neither Buyer's broker nor Seller's broker shall be entitled to any fee or other compensation in connection with this transaction unless the Closing provided for herein is consummated. Each party indemnifies and agrees to defend and hold the other harmless from any claims resulting from the breach by the indemnifying party of the warranties and representations in this Section. Seller shall indemnify, defend, and hold Buyer harmless from any claims arising as a result of any failure by Seller to make the payment to Seller's brokers provided for herein. Buyer's broker, and Seller's brokers, by executing below, agree to be bound by the terms of this Section.

13.2     AFFIDAVIT.  Prior to the close of Escrow, Seller shall deliver to
         ---------
Escrow Agent for delivery to Buyer at the close of Escrow an affidavit in a form satisfactory to Buyer executed by Seller evidencing Seller's exemption from withholding under the Internal Revenue Code Section 1445.

13.3     CONFIDENTIALITY.  Unless and until the Closing is consummated under
         ---------------
this Agreement, Buyer shall, as an ethical commitment to Seller but not as a legally binding obligation, use reasonable good faith efforts to keep all the terms and conditions of this Agreement and, if this Agreement is terminated by Buyer, Buyer's reasons for terminating confidential and to avoid disclosing any of the same except as is otherwise reasonably required in the reasonable and ordinary conduct of Buyer's business. Seller shall, as an ethical commitment to Buyer but not as a legally binding obligation, use reasonable good faith efforts to keep all the terms and conditions of this Agreement confidential until the Closing except as is reasonably and necessarily required in connection with Seller's normal activities (including financing activities) with respect to the Property and as shall reasonably be required to perform his obligations hereunder and prepare for and consummate the Closing. Seller and Buyer both recognize that their ethical obligations under this Section 13.3 shall not be legally binding. Neither Buyer nor Seller
     ------------
shall have any liability for failing to observe the requirements of this
Section 13.3.
------------

13.4     SURVIVAL.  Except as otherwise provided in Section 5.3, all
         --------                                   -----------
covenants, agreements, representations or warranties contained in this Agreement shall survive the close of Escrow and the conveyance of the Property and shall not be deemed to be merged into or waived by the instruments of closing or transfer, but shall expressly survive and be binding upon the parties obligated by the covenant, agreement, representation or warranty. Notwithstanding any other provision of this Agreement, all hold harmless, indemnification, defense and attorney fee provisions of this Agreement shall survive any termination or expiration of this Agreement.

13.5     INTERPRETATION.  Whenever used herein, the term "including" shall be
         --------------
deemed to be followed by the words "without limitation." Words used in the singular number shall include the plural, and vice-versa, and any gender shall be deemed to include each other gender. The captions and headings of the Sections of this Agreement are for convenience of reference only, and shall not be deemed to define or limit the provisions hereof.

13.6     EXECUTION AND MODIFICATION.  It is understood and agreed that until
         --------------------------
this Agreement is fully executed and delivered by the authorized partners, corporate officers or other individuals, as applicable, of the parties hereto, there is not and shall not be an agreement of any kind between the parties hereto upon which any commitment, undertaking or obligation can be founded.
It is further agreed that once this Agreement is fully executed and delivered that it contains the entire agreement between the parties hereto and that, in executing it, the parties do not rely upon any statement, promise, or representation not herein expressed and this Agreement once executed and delivered shall not be modified, changed or altered in any respect except by a writing executed and delivered in the same manner as required for this Agreement.

13.7     NO ASSIGNMENT.  This Agreement shall be binding and effective on and
         -------------
inure to the benefit of the successors and assigns of the parties hereto. Buyer shall not, without the prior written consent of Seller, which consent shall not be unreasonably withheld, assign or otherwise transfer or encumber this Agreement or any interest of Buyer herein; except that Buyer may assign this Agreement without obtaining the prior written consent of Seller to (i) any entity that is owned or controlled by Buyer or (ii) any limited partnership in which Buyer, or any entity owned or controlled by Buyer, is the general partner. Buyer shall promptly notify Seller of any proposed assignment of this Agreement. No assignment of this Agreement shall be effective until Buyer has delivered to Seller the written agreement of the proposed assignee, in form reasonably acceptable to Seller, assuming all obligations of Buyer arising hereunder both prior to and after the assignment. Notwithstanding such assumption, Buyer shall remain liable to Seller for all, and shall not be released from any, obligations of Buyer arising hereunder either prior to or after the assignment. Any assignment, transfer, or encumbrance of this Agreement or any interest of Buyer herein by Buyer in violation hereof shall be a material default by Buyer.

13.8     MEMORANDUM; NO OTHER RECORDING.  If this Agreement is not terminated
         ------------------------------
on or before December 8, 1997, Seller and Buyer shall execute a Memorandum of this Agreement which Buyer may record to give notice of this Agreement. Buyer and Seller shall, on or before December 5, 1997, execute the Memorandum and deliver it to the Escrow Agent with written instructions executed by both Buyer and Seller that, if Buyer elects to proceed and not to terminate under
Section 4.1 so that the Deposit becomes nonrefundable as contemplated by
-----------
Section 2.2.2 and Buyer gives Escrow Agent notice thereof on or before
-------------
December 8, 1997, Escrow Agent is instructed to record the Memorandum immediately in the real property records of Boulder County, Colorado, and if Escrow Agent has not received such notice or receives notice from Buyer that Buyer has elected to terminate under Section 4.1 so that the Deposit is to be
                                     -----------
returned to Buyer under Section 4.2, the Escrow Agent is instructed to mark
                        -----------
void on the Memorandum and return it to Seller without recording it.   Buyer
shall not otherwise record this Agreement or any evidence thereof. Recording this Agreement or any evidence hereof other than the Memorandum shall constitute a material default by Buyer entitling Seller to all remedies available at law or in equity, including consequential damages. In the event this Contract is terminated, Buyer shall promptly execute and deliver to Seller a quit claim deed conveying the Property to Seller and such other instruments as Seller shall from time to time reasonably request to confirm the termination of this Agreement and any interest of Buyer in the Property hereunder. Delivery of such quit claim deed shall not waive any claim that Buyer may have against Seller for any wrongful failure of Seller to close the sale of the Property hereunder which is made in a lawsuit filed and served within ninety (90) days after the occurrence of such wrongful failure by Seller. Any claim which Buyer might otherwise have hereunder, or which is otherwise available at law or in equity, which is not commenced by Buyer within such ninety-day period shall be deemed to have been waived by Buyer.

13.9     DAYS.  If the date for any performance hereunder falls on a day which
         ----
is a Saturday, Sunday, or bank holiday in Denver, Colorado, the date for performance shall be extended to the next day which is not a Saturday, Sunday, or holiday in Denver, Colorado.

13.10     TIME OF THE ESSENCE.  Time is of the essence of this Agreement and
          -------------------
each and every term, condition and provision hereof.

13.11     NO JOINT VENTURE.  It is not intended by this Agreement to, and
          ----------------
nothing contained in this Agreement shall, create any partnership, joint venture or other joint or equity type agreement between Buyer and Seller. No term or provision of this Agreement is intended to be, or shall be, for the benefit of any person, firm, organization, or corporation not a party hereto, and no such other person, firm, organization or corporation shall have any right or cause of action hereunder.

13.12     FURTHER ACTS.  Each party shall, at the request of the other,
          ------------
execute, acknowledge (if appropriate) and deliver whatever additional documents, and do such other acts, as may be reasonably required in order to accomplish the intent and purposes of this Agreement.

13.13     SUCCESSORS AND ASSIGNS.  This Agreement shall be binding upon, and
          ----------------------
inure to the benefit of, the parties hereto and their respective successors, heirs, administrators and assigns.

13.14     EXECUTION.  This Agreement may be executed in counterparts and, when
          ---------
counterparts of this Agreement have been executed and delivered by all of the parties hereto, this Agreement shall be fully binding and effective, just as if all of the parties hereto had executed and delivered a single counterpart hereof. Without limiting the manner in which execution of this Agreement may otherwise be effected hereunder, execution by any party may be effected by facsimile transmission of a signature page hereof executed by such party. If any party effects execution in such manner, such party shall also promptly deliver to the other parties the counterpart physically signed by such party, but the failure of any such party to do so shall not invalidate the execution hereof effected by facsimile transmission.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the dates set forth below.


                                     XILINX, INC., a Delaware corporation

/s/ Michael D. Dollaghan             By:  /s/  Willem P. Roelandts
------------------------                 --------------------------------
MICHAEL D. DOLLAGHAN                 Its:  President
                                         --------------------------------


BROKERS' ACKNOWLEDGMENT
-----------------------

     The following brokers hereby acknowledge their agreement to the foregoing Agreement, including the provisions of Section 13.1.
                                       ------------


THE PRUDENTIAL LTM, REALTORS         LARRY GREEN & ASSOCIATES

By: /s/ Ken Kanemoto                 By:  /s/ Larry Green
    -------------------------            --------------------------------
      Ken Kanemoto                        Larry Green


COLORADO GROUP

By:   /s/ Gary Aboussie
     ------------------
     Gary Aboussie





ESCROW AGENT'S ACKNOWLEDGMENT
-----------------------------

     Escrow Agent, as named in the foregoing Agreement, hereby agrees to hold and disburse the Deposit in accordance with the provisions of the foregoing Agreement.

LONGMONT TITLE COMPANY


By: /s/ Kathy Williams
   -------------------------------

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